UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2014

EXA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35584	04-3139906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Network Drive, Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 564-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On April 23, 2014, the Compensation Committee of our Board of Directors established performance criteria and goals for, and target and maximum amounts payable under, our Fiscal Year 2015 Annual Incentive Plan (the “Plan”), for Stephen Remondi, our President and Chief Executive Officer, Hudong Chen, our Chief Scientific Officer and Senior Vice President, and James Hoch, our Senior Vice President of Software Development. We refer to Mr. Remondi, Dr. Chen and Mr. Hoch, collectively, as the participants.

The amounts payable under the Plan to each of the participants is based on the achievement of corporate and personal performance goals as follows:

•	40% is tied to our consolidated fiscal year 2015 revenue;

•	40% is tied to our fiscal year 2015 adjusted EBITDA; and

•	20% is tied to the Compensation Committee’s evaluation of the participant’s individual performance during fiscal year 2015.

The target bonus amount, expressed below as a percentage of each of the participant’s base salary, represents the amount to be paid assuming 100% attainment of the Company financial performance targets and the Compensation Committee’s determination that the participant’s individual performance in fiscal year 2015 met the committee’s expectations. The range of the actual bonus amount awarded will be between zero and up to 140% of base salary, in the case of Mr. Remondi, or between zero and up to 92% of base salary, in the case of Dr. Chen and Mr. Hoch, to the extent that actual performance varies from the targeted levels set forth in the Plan. In determining the extent to which the corporate performance goals have been achieved, the Compensation Committee may make adjustments to our consolidated fiscal year 2015 revenue and fiscal year 2015 adjusted EBITDA to include or exclude special or unusual items such as restructuring-related expense, acquisition-related expense, gain or loss on disposition of businesses, non-recurring royalty payments, impairments of acquisition-related intangible assets, deferred tax adjustments, asset write-offs, write-downs and impairment charges, significant unforeseen legal costs or settlements and such other similar non-cash or non-recurring items as the Compensation Committee may determine in its sole discretion. In making any such adjustments the Committee will be guided by the principle that our compensation practices should not have the effect of deterring participants from taking actions that are beneficial for our company and stockholders because they might decrease the participants’ bonus payments, nor should they encourage participants to take actions that are detrimental to our company and stockholders because they might increase participants’ bonus payments. In order to be entitled to receive any payment under the Plan, the participant must continue to be employed by us at the time such amounts are determined and paid.

The fiscal year 2015 target bonuses for the participants are as follows:

Participant	Target Bonus, as a percentage of base salary
Mr. Remondi	100%
Dr. Chen	60%
Mr. Hoch	60%

For purposes of the Plan, fiscal year 2015 revenue and fiscal year 2014 adjusted EBITDA will be calculated using the assumed rates of exchange for fiscal year 2015, which were utilized by the Company in preparing its fiscal year 2015 budget. We define adjusted EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss), benefit (provision) for income taxes and stock-based compensation expense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXA CORPORATION

By:	/s/ Stephen P. Sarno
Stephen P. Sarno
Interim Chief Financial Officer

Date: April 29, 2014

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